EXHIBIT 99.1
PRESS RELEASE	FOR IMMEDIATE RELEASE
January 15, 2010	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO)
Phone: (252) 940-5017
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports December 31, 2009 Quarterly and Year End Earnings

Washington, North Carolina - First South Bancorp, Inc.  (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited earnings for both the quarter and year ended December 31, 2009.

Net income was $1.5 million ($0.16 per share diluted) for the 2009 fourth quarter compared to net income of $1.8 million ($0.18 per share diluted) for the linked 2009 third quarter, and $2.0 million ($0.21 per share diluted) for the comparative 2008 fourth quarter.

Net income for the year ended December 31, 2009 was $7.0 million ($0.72 per share diluted) compared to net income of $11.0 million ($1.12 per share diluted) for the year ended December 31, 2008.

The Bank recorded provisions for credit losses of $2.7 million in the 2009 fourth quarter compared to $1.3 million in the linked 2009 third quarter and $1.2 million in the comparative 2008 fourth quarter. Credit loss provisions were necessary to replenish net charge-offs and strengthen the allowance for credit losses at levels the Bank believes is adequate to absorb probable losses in the loan portfolio. The current level of the allowance for credit losses results from an internal risk grading analysis and is primarily attributable to the commercial real estate portfolio.  The allowance for credit losses was $13.7 million at December 31, 2009, representing 2.04% of total loans and leases.

Bill Wall, executive vice president and chief financial officer stated, “We have taken a conservative posture in our provisioning for credit losses as we continue to aggressively manage problem assets.  We believe the current level of our allowance for credit losses is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the allowance for credit losses.”

“We welcome news from economists that the current recession may begin easing.  However, the current economic environment continues to be a challenging credit environment for both our customers and the banking industry.  As we address and manage through these challenges, we remain focused on long-term strategies.  These strategies include remediating problem assets, maintaining adequate levels of capital and liquidity, improving efficiency in our operations, building core customer relationships and improving our franchise value along with shareholder value.  The Company remains profitable, continues to maintain a strong capital position in excess of the well-capitalized regulatory guidelines, and combined with strengthening of the allowance for credit losses should enhance our future earnings as the current recessionary economic conditions substantially improve,” stated Wall.

Net interest income increased to $8.9 million for the 2009 fourth quarter from $8.3 for both the linked 2009 third quarter and the comparative 2008 fourth quarter. The increase in net interest income in the current quarter has been influenced by deposit repricing and the rollover of maturing time deposits at lower interest rates. The net interest margin improved to 4.55% for the 2009 fourth quarter from 4.13% for the linked 2009 third quarter and 4.08% for the comparative 2008 fourth quarter.

Total non-interest income improved to $2.5 million for the 2009 fourth quarter from $2.4 million for the linked 2009 third quarter and $2.1 million for the comparative 2008 fourth quarter.  The Bank maintained a consistent level of revenue across both loan and deposit service offerings as loan fees, deposit fees and service charges and servicing fee income was $2.1 million in the 2009 fourth quarter and $2.0 million in both the linked 2009 third quarter and the comparative 2008 fourth quarter.

Net gains recognized from the sale of mortgage loans was $262,000 in the 2009 fourth quarter, $247,000 in the linked 2009 third quarter and $74,000 in the comparative 2008 fourth quarter.

Total non-interest expense declined to $6.3 million for the 2009 fourth quarter from $6.5 million for the linked 2009 third quarter, compared to $6.0 million for 2008 fourth quarter.  Compensation and fringe benefits, the largest component of non-interest expense, has remained relatively consistent at $3.6 million for the 2009 fourth quarter, $3.5 million for the linked 2009 third quarter, and $3.3 million for the comparative 2008 fourth quarter, reflecting the Bank’s efforts of managing its human resources cost. FDIC insurance premiums increased to $298,000 for the 2009 fourth quarter from $275,000 for the linked 2009 third quarter and $127,000 for the comparative 2008 fourth quarter, reflecting increased risk based assessment rates imposed by the FDIC.

Total assets declined to $829.9 million at December 31, 2009 from $875.9 million at December 31, 2008. Total loans declined to $658.7 million at December 31, 2009 from $744.7 million at December 31, 2008, reflecting a combination of principal repayments and a decline in the volume of loans originated for investment during the current year.   Mortgage-backed securities increased to $97.2 million at December 31, 2009 from $32.8 million at December 31, 2008, reflecting the securitization of certain mortgage loans originated for sale during 2009.  Cash, interest bearing deposits and investment securities declined to $30.0 million at December 31, 2009 from $63.3 million at December 31, 2008, as the Bank has focused efforts on reducing lower yielding assets.

Nonaccrual and restructured loans declined to $10.2 million at December 31, 2009 from $15.0 million at December 31, 2008, reflecting management’s efforts of remediating problem assets and managing credit quality.  Management believes it has thoroughly evaluated its nonaccrual loans and they are either well collateralized or adequately reserved.

Other real estate owned increased to $10.6 million at December 31, 2009 from $7.7 million at December 31, 2008, reflecting an increase in foreclosure activity of certain real estate properties during 2009. Based on fair value analysis, the Bank believes the adjusted carrying values of these real estate properties are representative of their fair market values, although there are no assurances that the ultimate sales prices will be equal to or greater than the carrying values.

Total deposits declined to $688.5 million at December 31, 2009 from $716.4 million at December 31, 2008. Borrowings declined during 2009 to $37.4 million at December 31, 2009 from $52.6 million at December 31, 2008.  During 2009, the Bank chose to not match higher time deposit rates being offered by certain competitive financial institutions in its market area, in order to control its time deposit cost and to reduce its lower yielding liquid assets.  The cost of funds for the 2009 fourth quarter improved to 1.61% from 2.03% for the linked 2009 third quarter and 2.59% for the comparative 2008 fourth quarter. The Bank has been able to improve its cost of funds by the combination of pricing new deposits, the renewal of maturing time deposits and the repositioning of borrowings within the current lower interest rate environment.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 29 full service branch offices and one loan production offices located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	December 31	December 31
	2009	2008	*
Assets	(unaudited)

Cash and due from banks	$17,758,370	$20,888,676
Interest-bearing deposits in financial institutions	11,879,794	5,831,683
Investment securities - available for sale	407,317	36,563,646
Mortgage-backed securities - available for sale	96,725,468	31,995,157
Mortgage-backed securities - held for investment	513,882	832,221
Loans and leases receivable, net:
Held for sale	6,548,980	5,566,262
Held for investment	652,106,538	739,165,035
Premises and equipment, net	8,539,759	9,049,929
Other real estate owned	10,561,071	7,710,560
Federal Home Loan Bank of Atlanta stock, at cost
which approximates market	3,889,500	3,658,600
Accrued interest receivable	3,318,141	3,786,760
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,278,688	1,005,725
Identifiable intangible assets	133,620	165,060
Prepaid expenses and other assets	12,010,931	5,417,231

Total assets	$829,890,635	$875,855,121

Liabilities and Stockholders' Equity

Deposits:
Demand	$224,507,362	$223,365,542
Savings	23,137,391	26,555,881
Large denomination certificates of deposit	224,198,974	207,102,876
Other time	216,667,331	259,402,497
Total deposits	688,511,058	716,426,796
Borrowed money	37,380,388	52,558,492
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	7,475,085	8,738,808
Total liabilities	743,676,531	788,034,096

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 issued; 9,742,296 and 9,738,096 shares outstanding	97,423	97,381
Additional paid-in capital	35,841,364	35,924,426
Retained earnings, substantially restricted	82,111,114	82,867,095
Treasury stock at cost	(32,158,074)	(32,247,365)
Accumulated other comprehensive income, net	322,277	1,179,488
Total stockholders' equity	86,214,104	87,821,025

Total liabilities and stockholders' equity	$829,890,635	$875,855,121

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)
	Three Months Ended		Year Ended
	December 31		December 31
	2009	2008	2009	2008

Interest income:
Interest and fees on loans	$10,782,733	$12,460,618	$45,211,260	$55,182,193
Interest and dividends on investments and deposits	1,068,842	911,604	3,848,639	4,181,602
Total interest income	11,851,575	13,372,222	49,059,899	59,363,795

Interest expense:
Interest on deposits	2,644,057	4,538,604	14,459,345	21,095,044
Interest on borrowings	270,558	369,221	1,244,664	1,563,978
Interest on junior subordinated notes	81,710	169,661	389,677	657,576
Total interest expense	2,996,325	5,077,486	16,093,686	23,316,598

Net interest income	8,855,250	8,294,736	32,966,213	36,047,197
Provision for credit losses	2,700,000	1,150,000	7,180,000	4,043,600
Net interest income after provision for credit losses	6,155,250	7,144,736	25,786,213	32,003,597

Non-interest income:
Fees and service charges	1,899,647	1,870,412	7,377,019	7,750,195
Loan servicing fees	182,878	167,577	679,673	658,073
Gain (loss) on sale of other real estate, net	(39,409)	(177,380)	(200,732)	(80,542)
Gain on sale of mortgage loans	261,737	74,027	1,197,029	586,571
Gain on sale of mortgage-backed securities	-	-	-	97,537
Gain on sale of investment securities	-	-	917,866	-
Other income	221,584	214,378	988,865	1,071,726
Total non-interest income	2,526,437	2,149,014	10,959,720	10,083,560

Non-interest expense:
Compensation and fringe benefits	3,595,642	3,309,183	14,118,842	13,750,085
Federal insurance premiums	298,510	127,182	1,253,627	280,372
Premises and equipment	451,806	456,381	1,823,628	1,969,006
Advertising	23,341	25,816	123,513	112,758
Payroll and other taxes	309,928	275,979	1,327,449	1,246,743
Data processing	623,089	677,044	2,452,593	2,630,821
Amortization of intangible assets	117,268	102,351	488,602	434,260
Other	880,283	1,013,182	3,756,547	3,740,652
Total non-interest expense	6,299,867	5,987,118	25,344,801	24,164,697

Income before income taxes	2,381,820	3,306,632	11,401,132	17,922,460

Income taxes	872,050	1,287,170	4,365,296	6,934,640

Net income	$1,509,770	$2,019,462	$7,035,836	$10,987,820

Per share data:
Basic earnings per share	$0.16	$0.21	$0.72	$1.13
Diluted earnings per share	$0.16	$0.21	$0.72	$1.12
Dividends per share	$0.20	$0.20	$0.80	$0.80
Weighted average shares-Basic	9,738,475	9,738,096	9,738,225	9,761,944
Weighted average shares-Diluted	9,738,475	9,743,987	9,738,244	9,781,761

First South Bancorp, Inc.	Supplemental Quarterly Financial Data (Unaudited)

	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$829,891	$855,933	$886,192	$875,850	$875,855
Loans receivable (net):
Mortgage	51,820	49,944	53,537	60,132	46,252
Commercial	508,279	528,216	547,904	566,706	585,893
Consumer	88,893	92,809	94,749	98,292	101,180
Leases	9,664	10,727	9,717	10,692	11,406
Total	658,656	681,696	705,907	735,822	744,731

Cash and investments	30,045	46,741	57,342	50,867	63,284
Mortgage-backed securities	97,239	86,275	81,596	51,100	32,827
Premises and equipment	8,540	8,608	8,714	8,866	9,050
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,279	1,247	1,230	1,079	1,006

Deposits:
Savings	23,138	23,407	24,730	26,561	26,556
Checking	224,507	220,018	225,647	224,249	223,366
Certificates	440,866	466,426	480,634	469,624	466,505
Total	688,511	709,851	731,011	720,434	716,427

Borrowings	37,380	39,040	49,695	49,606	52,558
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	86,214	87,281	86,708	87,785	87,821

Consolidated earnings summary:
Interest income	$11,851	$12,196	$12,442	$12,571	$13,372
Interest expense	2,996	3,922	4,546	4,629	5,078
Net interest income	8,855	8,274	7,896	7,942	8,294
Provision for credit losses	2,700	1,260	1,700	1,520	1,150
Noninterest income	2,527	2,401	3,212	2,821	2,149
Noninterest expense	6,300	6,530	6,513	6,002	5,987
Income taxes	872	1,123	1,135	1,236	1,287
Net income	$1,510	$1,762	$1,760	$2,005	$2,019

Per Share Data:
Earnings per share-Basic	$0.16	$0.18	$0.18	$0.21	$0.21
Earnings per share-Diluted	$0.16	$0.18	$0.18	$0.21	$0.21
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per share	$8.85	$8.96	$8.90	$9.01	$9.02

Average shares-Basic	9,738,475	9,738,475	9,738,096	9,738,096	9,738,096
Average shares-Diluted	9,738,475	9,738,550	9,738,096	9,738,096	9,743,987

	12/31/2009	9/30/2009	6/30/2009	3/31/2009	12/31/2008
	(dollars in thousands except per share data)
Performance ratios:
Yield on earning assets	6.09%	6.09%	6.10%	6.19%	6.57%
Cost of funds	1.61%	2.03%	2.32%	2.37%	2.59%
Net interest spread	4.48%	4.06%	3.78%	3.82%	3.98%
Net interest margin on earning assets	4.55%	4.13%	3.87%	3.91%	4.08%
Earning assets to total assets	91.81%	92.38%	92.43%	92.79%	92.29%

Return on average assets	0.72%	0.81%	0.80%	0.91%	0.92%
Return on average equity	6.88%	8.06%	7.98%	9.07%	9.19%
Efficiency ratio	55.28%	61.10%	58.57%	55.70%	57.25%
Dividend payout ratio	125.00%	111.11%	111.11%	95.24%	95.24%

Average assets	$842,556	$867,976	$881,307	$878,795	$879,864
Average earning assets	$777,896	$801,625	$816,210	$812,831	$813,993
Average equity	$87,762	$87,418	$88,240	$88,443	$87,876

Equity/Assets	10.39%	10.20%	9.78%	10.02%	10.02%
Tangible Equity/Assets	9.86%	9.69%	9.29%	9.52%	9.53%

Asset quality data and ratios:
Nonaccrual loans	$5,838	$7,132	$7,609	$6,940	$10,727
Restructured loans	$4,343	$4,304	$4,304	$4,276	$4,275
Total nonperforming loans	$10,181	$11,436	$11,913	$11,216	$15,002
Other real estate owned	$10,561	$12,474	$10,408	$10,573	$7,711
Total nonperforming assets	$20,742	$23,910	$22,321	$21,789	$22,713

Allowance for loan and lease losses	$13,504	$12,318	$11,726	$10,878	$11,618
Allowance for unfunded loan commitments	$240	$269	$269	$312	$340
Allowance for credit losses	$13,744	$12,587	$11,995	$11,190	$11,958

Allowance for loan and lease losses to loans	2.00%	1.77%	1.63%	1.45%	1.53%
Allowance for unfunded loan commitments
to unfunded commitments	0.27%	0.29%	0.28%	0.30%	0.29%
Allowance for credit losses to loans	2.04%	1.81%	1.67%	1.50%	1.58%

Net charge-offs (recoveries)	$1,543	$668	$894	$2,288	$854
Net charge-offs (recoveries) to loans	0.234%	0.098%	0.127%	0.311%	0.115%
Nonperforming loans to loans	1.55%	1.68%	1.69%	1.52%	2.01%
Nonperforming assets to assets	2.50%	2.79%	2.52%	2.49%	2.59%
Loans to deposits	95.66%	96.03%	96.57%	102.16%	103.95%
Loans to assets	79.37%	79.64%	79.66%	84.03%	85.03%
Loans serviced for others	$289,324	$281,935	$268,266	$254,195	$255,510